EXHIBIT 4.19

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”) is entered into on May 27, 2015 in Shanghai, China among:

Party A:

Acorn Information Technology (Shanghai) Co., Ltd.

Domicile:	Room 669-05, Building 2, No.351, Guoshoujing Road, Zhangjiang Hi-Tech Park, Shanghai
Legal Representative:	Dongjie Yang

Party B:

Dongjie Yang

ID Card No.:	140106196803232537

Address:	Room 302 and 303, Unit 6, Building 1, No.5 North Jia Heping Li, Chaoyang District, Beijing

Weiguo Ge

ID Card No.:	320203196607100019

Address:	Room 402, No.24, Lane 1111, Donglan Road, Minhang District, Shanghai

Party C:

Beijing Acorn Trade Co., Ltd.

Domicile:	Floor 3, No.130, Liangjia Dian, Haidian District, Beijing

Legal Representative:	Dongjie Yang

Party D:

Kuan Song

ID Card No.:	410503198209212012

Address:	Room 2202, Floor 5, Building 25, Ganlu Garden Nan Li, Chaoyang District, Beijing

Party E:

Pan Zong

ID Card No.:	410901198605200020

Address:	Room 9, Unit 1, Building 4, Yard 7, Kaizhou Road, Hualong District, Puyang City, Henan Province

Whereas:

1.	Party A, Party B and Party C entered into an Organization and Management Agreement (the “Organization and Management Agreement” hereinafter) on November 29, 2011;

2.	Party A, Party B and Party C entered into an Exclusive Purchase Agreement (the “Exclusive Purchase Agreement” hereinafter) on November 29, 2011;

3.	Party A and Party B entered into an Equity Pledge Agreement (the “Equity Pledge Agreement” hereinafter) on November 29, 2011;

4.	Party A and Party B entered into a Loan Agreement (the “Loan Agreement” hereinafter) on November 29, 2011;

5.	Party A and Party C entered into an Exclusive Technical Service Agreement (the “Service Agreement” hereinafter) on March 20, 2006;

(The aforementioned agreements are collectively referred to as the “Control Agreements”)
6.	Party A, Party B and Party C plan to terminate the Control Agreements.

NOW THEREFORE, the Parties, through friendly negotiation, hereby agree as follows:

1.	Party A, Party B and Party C unanimously agree that, from the effective date of this agreement, the Control Agreements and agreements/documents substantially the same as the Control Agreements executed by relevant parties separately in order to meet business registration requirements (if any, the “Relevant Documents” hereinafter) are terminated. All parties’ rights and obligations under the Control Agreements and Relevant Documents are terminated respectively, unless otherwise agreed in this Agreement or there are clauses agreed explicitly in the Control Agreements or Relevant Documents that are still effective after the termination of such agreements (e.g. the confidential clause).

2.	Within 15 business days from the execution of this Agreement, Party A, Part B and Party C shall resolve the pledged equity under the Equity Pledge Agreement together at the administration for industry and commerce.

3.	Party A, Party B, Party D and Party E unanimously agree that, in the meantime when the Loan Agreement is terminated, Party B will transfer all its rights and obligations (including but not limited to the loan debt to Party A) under the Loan Agreement to Party D and Party E designated by Party A. Party A, Party D and Party E will sign a new Loan Agreement separately

4.	The Agreement shall come into effect when it is signed or chopped by Party A, Party B, Party C, Party D and Party E.

5.	This Agreement is executed in six copies, and each party shall hold one copy, which shall have same legal effect.

6.	The formation, validity, performance, amendment, interpretation and termination of this Agreement shall all be governed by the laws of the People’s Republic of China.

7.	Disputes arising out of or in connection with this Agreement shall first be resolved through consultation among the Parties. If a dispute cannot be resolved within 30 days after consultation begins, any Party may bring the dispute to the China International Economic and Trade Arbitration Commission in Beijing for arbitration under the auspices of three arbitrators designated in accordance with its rules. The arbitration award shall be final and binding upon the Parties.

[Signature Page of Termination Agreement, which does not contain any part of the text]

Party A:

Acorn Information Technology (Shanghai) Co., Ltd. (Corporate Seal) (chopped)

Legal Representative: /s/ Dongjie Yang (Signature)

Party B:

/s/ Dongjie Yang (Signature)

Party B:

/s/ Weiguo Ge (Signature)

Party C:

Beijing Acorn Trade Co., Ltd. (Corporate Seal) (chopped)

Legal Representative: /s/ Dongjie Yang (Signature)

Party D:

/s/ Kuan Song (Signature)

Party E:

/s/ Pan Zong (Signature)